ADDENDUM TO THE JUNE 4, 1996

FACS CREDIT SERVICES AND LICENSE AGREEMENT

BETWEEN

GE CAPITAL CONSUMER CARD CO. ("GE BANK"),

GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL") (COLLECTIVELY, "GE PARTIES") AND

FACS GROUP, INC. ("FACS")

    This amendment (hereinafter referred to as "Addendum") dated as of January 1, 2001, is made to that certain agreement of June 4, 1996 described above ("Services Agreement"), by and between the GE PARTIES and FACS, pursuant to Section 9.3 of the Services Agreement.

WITNESSETH:

    WHEREAS, GE BANK is the owner of the GE/Macy's Accounts;

    WHEREAS, the GE PARTIES and FACS have entered into the Services Agreement for purposes of setting forth the terms and conditions that govern the provision of certain services by FACS to the GE PARTIES; and

    WHEREAS, the GE PARTIES and FACS intend that all services provided hereunder and under the Services Agreement and the Program Agreement (as defined below) will be performed in accordance with all applicable Law, including, without limitation, Title V, Subtitle A of the federal Gramm-Leach-Bliley Act, 15 USC Sections 6801 et seq. (as it may be amended from time-to-time), and its implementing regulations (collectively, the "GLB Act");

    NOW THEREFORE, and for the avoidance of doubt, in consideration of the terms and mutual covenants contained herein and in the Services Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

  Scope. The purpose of this Addendum is to confirm FACS' treatment of nonpublic personal information relating to the GE/Macy's Account Debtors. Reference is made to the Amended and Restated Credit Card Program Agreement by and between GE BANK and certain affiliates of FACS dated June 4, 1996 ("Program Agreement"). Certain capitalized terms used herein, if not defined herein, have the meanings given to them in the Services Agreement and the Program Agreement.
  Information Security. FACS shall implement appropriate administrative, technical, and physical safeguards to protect the security, confidentiality and integrity of nonpublic personal information relating to the GE/Macy's Account Debtors, including, without limitation, GE/Macy's Account Debtors' names, addresses, and account numbers, in accordance with all applicable Law.
  FACS Services. (a) The FACS Services shall include the design, production and delivery to GE/Macy's Account Debtors of all notices required to be delivered to GE/Macy's Account Debtors under the GLB Act and other applicable Law ("Required Privacy Notices"). The Required Privacy Notices shall be developed by FACS and approved by GE BANK. FACS shall be responsible for the delivery of the Required Privacy Notices. (b) Notwithstanding any other provision contained herein, in the Services Agreement or the Program Agreement, the FACS Services (including, without limitation, the production of the Required Privacy Notices with content as approved by GE Bank, and the delivery thereof) shall be performed in compliance with the GLB Act and other applicable Law, and in accordance with the Required Privacy Notices. FACS shall pay all costs associated with the design, production and delivery of the Required Privacy Notices.
  FACS Use of Information. Notwithstanding any other provision contained herein, in the Services Agreement or the Program Agreement, FACS and its Affiliates shall use, maintain and disclose nonpublic personal information relating to GE/Macy's Account Debtors only in compliance with the GLB Act and other applicable Law, and in accordance with the Required Privacy Notices.
  New Intended FACS Use of Information. FACS shall notify GE BANK of any new intended use or disclosure that FACS and its Affiliates wish to make of nonpublic personal information relating to GE/Macy's Account Debtors and that is new or different from the use or disclosure being made by FACS or its Affiliates as of the date of this Addendum, which use and disclosure are in accordance with the Required Privacy Notices. Such notice shall be delivered to Ed Brandt, [Macy's Program Manager], GE BANK and Nancy Kinahan, Vice President, Privacy, GE Card Services (or such other senior privacy officer as may be designated by GE BANK form time to time), with a copy to GE BANK's legal counsel. FACS and its Affiliates shall not implement any such new intended use or disclosure, if such intended use or disclosure would require the issuance of a revised Required Privacy Notice, unless and until GE/Macy's Account Debtors receive such a revised Required Privacy Notice and have a reasonable opportunity to exercise their choice regarding the information disclosure as provided in the revised Required Privacy Notice, as applicable under the GLB Act or other applicable Law. FACS shall pay all costs associated with any such revised Required Privacy Notices.
  No Violation. Notwithstanding anything else contained in this Agreement, neither the GE PARTIES nor FACS (nor any of their respective Affiliates) shall, and none of them shall be obligated to, take any action that any of them (or their respective Affiliates) believes in good faith would violate, or would cause any of them to violate, applicable Law (including, without limitation, the GLB Act) or that would cause any of them to become a "consumer reporting agency" for purposes of the federal Fair Credit Reporting Act (15 USC Sections 1681 et seq).
  FACS Representation. FACS represents and warrants to the GE PARTIES, on behalf of itself and each Affiliate performing any of the FACS Services, that, as of the date of execution of this Addendum, FACS has informed GE BANK of all present and intended uses, disclosures and maintenance of nonpublic personal information relating to GE/Macy's Account Debtors by FACS and its Affiliates, and by any Person to whom FACS and its Affiliates transfer nonpublic personal information relating to the GE/Macy's Account Debtors.
  Use of the Required Privacy Notices. Any use by FACS and its Affiliates of any Required Privacy Notices developed in connection with GE/Macy's Accounts for any accounts other than GE/Macy's Accounts is the sole responsibility of FACS and its Affiliates. The GE PARTIES make no representations or warranties as to the compliance of any Required Privacy Notices with the GLB Act or other applicable Law.
  Compliance. The provisions of this Addendum shall apply only with respect to the treatment by FACS and its Affiliates of nonpublic personal information relating to GE/Macy's Account Debtors. In addition, all other terms and conditions of the Services Agreement and the Program Agreement remain in full force and effect, as they may also apply to this Addendum.
  Term and Termination. The provisions of this Addendum shall commence on the date hereof and shall expire simultaneously with the termination of the Services Agreement, except that the provisions of Sections 2, 4, 6 and 9 hereof shall survive termination or expiration of the Services Agreement (for as long as FACS retains any nonpublic personal information relating to GE/Macy's Account Debtors).
  Integration and Amendment. This Addendum and the underlying Services Agreement and Program Agreement constitute the entire understanding between the parties with respect to the subject matter hereof and merge and supersede any inconsistent course of conduct, course of performance, course of dealing, usage of trade, previous agreements, representations, understandings, quotations, negotiations and discussions, either oral or written, between the parties hereto with respect to the subject matter hereof, and may not be modified unless done so in writing, signed by GE BANK, GE CAPITAL and FACS representatives authorized to so amend this Addendum. Each party acknowledges that it has not been induced to enter into this Addendum by any representations or promises not specifically stated and/or incorporated herein. In the event of any inconsistency between this Addendum and the Services Agreement or the Program Agreement on the above subject matter, the terms of this Addendum shall prevail and be adhered to by the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be executed as of the date first written above and to be appended to the Services Agreement as an Addendum to the said June 4, 1996 Services Agreement.

GENERAL ELECTRIC CAPITAL CORPORATION	FACS GROUP, INC.
By: /s/ Edward Stewart	By: /s/ John Sims
Name: Edward Stewart	Name: John R. Sims
Title: Executive Vice President	Title: Vice President and Secretary
Date: 4/18/01	Date: 4/4/01
GE CAPITAL CONSUMER CARD CO.
By: /s/ Edward Brandt
Name: Edward C. Brandt
Title: Executive Vice President - Macy's
Date: 4/12/01

Agreed and acknowledged:
FEDERATED DEPARTMENT STORES, INC.
By: /s/ John Sims
Name: John R. Sims
Title: Vice President and Assistant Secretary
Date: 4/4/01
FDS BANK
By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer
Date: 4/5/01